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                                                                 EXHIBIT 10.30


                              RETIREMENT AGREEMENT

         This agreement is by and between HCA Management Services, L.P., a Delaware Limited Partnership ("Company"), HCA Inc., a Delaware corporation ("HCA") and Thomas F. Frist, Jr., M.D. ("Executive"), dated as of this 1st day of January, 2002.

         WHEREAS, Executive served as HCA's Chief Executive Officer and Chairman from July 1997 to January 2001, and as Chairman until January 2002, without salary;

         WHEREAS, Executive's tireless efforts have greatly enriched the reputation, business and prospects of HCA;

         WHEREAS, the Executive desires to retire as an employee of the Company and as Chairman of HCA as of January 1, 2002; and

         WHEREAS, the Company, HCA and Executive desire to enter into this agreement on the terms and conditions set forth herein or under the terms of all employee benefit plans and programs in which Executive was a participant in accordance with the terms of such plans and programs;

         NOW, THEREFORE, the parties agree as follows:

         1. Executive shall receive a one-time payment of $30,352.39, less withholding taxes, to enable Executive to continue medical insurance comparable to that currently provided by the Company.

         2. The Company shall provide or reimburse the Executive for office space and reasonable office equipment, including supplies, furniture and fixtures, comparable to the Executive's existing office and equipment. This arrangement shall terminate upon written notice by the Executive.

         3. The Company shall employ an Administrative Assistant of Executive's choosing for the Executive's clerical support. The Assistant shall remain an employee of the Company subject to the policies of the Company until the Assistant's voluntary termination, release by the Company at the Executive's request or until such time as the Executive chooses to no longer maintain an office. The Assistant shall be compensated based on the budget guidelines used for other employees of the Company. The Assistant shall receive an annual review of performance and any resulting compensation change.

         4. The Company or HCA shall provide the Executive and/or his immediate family the use of Company or HCA owned hangar space in Nashville, Tennessee for one (1) Executive or family owned aircraft. This arrangement shall be made available by the Company or HCA to Executive and/or his immediate family as long as needed, unless terminated earlier by Executive and/or immediate family. Nothing in this paragraph obligates the Company or HCA to provide hangar space to the Executive and his immediate family beyond the Company's or HCA's need for such space.

         The foregoing is in consideration of the Executive's agreement that all promises set forth herein are accepted in full and final release and settlement of any and all claims of any type relating to Executive's employment or the operation of the Company or HCA which Executive ever had or may now have against Company or HCA, or any of the Company's or HCA's successors, purchasers, subsidiaries, assigns, affiliates, or parent, and the officers, agents, directors, or employees of any of them. Executive agrees to cooperate fully in conjunction with any dispute, grievance, claim or litigation, which now exists or may arise in the future concerning any matters with which Executive may have been involved. Nothing in this statement shall require the Executive to act contrary to the advice of counsel. Executive shall receive reimbursement for reasonable expenses resulting


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from such assistance to the Company or HCA. Executive shall be indemnified by the Company or HCA in accordance with, and to the fullest extent allowed by, the provisions of Delaware law and Article Sixteenth of the Restated Certificate of Incorporation of HCA and will be provided advancement of reasonable legal fees and costs to the extent provided therein.

         Also, in consideration of the agreements set forth herein, Executive, for himself, his agents, attorneys, heirs, administrators, executors and assigns, and anyone acting or claiming to act on his behalf, hereby releases, forever discharges, waives recovery from any suits against, and covenants never to sue the Company or HCA, its past and present employees, officers, directors, stockholders, agents, attorneys, partners, affiliates, subsidiaries, parent corporations, insurers, successor and assigns, and anyone acting on the Company's or HCA's behalf, from any and all claims, causes of action, demands, damages, costs, expenses, liabilities or other losses whatsoever sustained or yet to be sustained (whether presently known or unknown) that in any way arise from, grow out of, or are related to Executive's employment with the Company or Executive's retirement from employment with the Company or as Chairman of HCA, including, but not limited to, any rights or claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Tennessee Human Rights Act, and any other federal, state or other governmental legislative enactment, administrative regulation or rule, or common law cause of action of any kind.

         Executive acknowledges to have read this agreement and to understand all of its terms. Executive further acknowledges to have been informed of the right to agree or not agree to the terms set forth herein and has executed this agreement voluntarily with full knowledge of its significance and consequences. Executive acknowledges to have been given a period of twenty-one (21) days within which to consider the terms and conditions of this Agreement and that Executive has voluntarily chosen to execute this Agreement on the date of its execution, as evidenced by signature. In addition, Company, HCA and Executive agree that Executive has seven (7) days following the execution of this Agreement in which to revoke this Agreement by written notice, and that no amount will be paid to Executive under this Agreement until such period has expired. If Executive gives written notice of his intent to withdraw from this Agreement within such period, this Agreement shall be null and void.

         This agreement is binding on and shall inure to the benefit of the Executive, Company, HCA and its successors and/or assigns.

         Executive acknowledges that Executive has read the foregoing, has had ample time to consider it, including ample time to consult with counsel of Executive's choice, and Executive voluntarily agrees to all terms set forth herein.

HCA MANAGEMENT SERVICES, L.P.

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By:                                              THOMAS F. FRIST, JR., M.D.
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Title:
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HCA INC.


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By:
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Title:
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